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Exhibit 8

[Letterhead of Gibson, Dunn & Crutcher LLP]

August 7, 2003

(212) 351-4000

(212) 351-4035

Tyco International Group S.A.
17, Boulevard de la Grande Duchesse Charlotte
L1331 Luxembourg

Tyco International Ltd.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM 08, Bermuda L-2420

  Re:
  Tyco International Group S.A. 2.750% Series A Convertible Debentures
  due 2018 and 3.125% Series B Convertible Debentures due 2023, fully and unconditionally guaranteed by Tyco International Ltd.

Ladies and Gentlemen:

        We have acted as tax counsel to Tyco International Ltd., a Bermuda company ("Tyco"), and Tyco International Group S.A., a Luxembourg company (the "Company) in connection with the filing by Tyco and the Company of a Registration Statement on Form S-3 (Registration No. 333-104488) (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, (i) the offering and sale by the selling holders listed in the Registration Statement of up to $3.0 billion principal amount of 2.750% Series A Convertible Senior Debentures due 2018 and $1.5 billion principal amount of 3.125% Series B Convertible Senior Debentures due 2023 (together, the "Debentures") issued by the Company pursuant to that certain Indenture (the "Indenture") dated as of January 13, 2003, among the Company, Tyco and U.S. Bank, N.A., as trustee, (ii) Tyco's guarantees thereof and (iii) the common shares of Tyco, US $0.20 nominal value per share (the "Shares"), that may be issued upon conversion of the Debentures in accordance with the provisions of the Indenture.

        In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate, including Amendment No. 1 to the Registration Statement, including the Prospectus of the Company that is contained therein, and the Indenture. In addition, we have made such other factual and legal inquiries as we have considered necessary or appropriate.

Tyco International Group S.A.
Tyco International Ltd.
August 7, 2003

        Our opinion set forth below assumes (i) the initial and continuing accuracy of the statements and facts concerning the issuance of the Debentures and their registration set forth in the Registration Statement; (ii) the conformity of the Debentures and the Shares to the terms set forth in the Registration Statement; and (iii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies.

        Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that the disclosure of the material United States federal income tax consequences of the ownership and disposition of Debentures and Shares in the Registration Statement under the heading "Certain Luxembourg, Bermuda and United States Federal Income Tax Considerations," to the extent such disclosure discusses matters of law and legal conclusions, is correct in all material respects, subject to the limitations set forth therein.

        We express no opinion concerning any tax consequences associated with the Debentures or the Shares other than those specifically set forth herein.

        Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Debentures or the Shares, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

        This opinion is furnished to you solely in connection with the registration of the Debentures and Shares and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. We consent to the use of our name under the heading "Certain Luxembourg, Bermuda and United States Federal Income Tax Considerations" with respect to United States federal income tax considerations in the Registration Statement. We hereby consent to the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
GIBSON, DUNN & CRUTCHER LLP

DWM/DBR/MKP

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  Exhibit 8